UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: July 25, 2007

(Date of earliest event reported)

KIMBERLY-CLARK CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-225	39-0394230
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 619100, Dallas, Texas	75261-9100
(Address of principal executive offices)	(Zip Code)

(972) 281-1200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On July 25, 2007, Kimberly-Clark Corporation (the “Corporation”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc., Lehman Brothers Inc. and J.P. Morgan Securities Inc., as representatives for the several underwriters named therein, for the issuance and sale by the Corporation of (i) $450,000,000 aggregate principal amount of Floating Rate Notes due July 30, 2010, (the “2010 Floating Rate Notes”), (ii) $950,000,000 aggregate principal amount of 6.125% Notes due August 1, 2017 (the “2017 Notes”) and (iii) $700,000,000 aggregate principal amount of 6.625% Notes due August 1, 2037 (the “2037 Notes”) (collectively, the “Notes”). The Notes were registered under the Securities Act of 1933, as amended, pursuant to the Corporation’s Registration statement on Form S-3 (File No. 333-144828) filed on July 24, 2007.

The Underwriting Agreement is attached hereto as Exhibit 1.1. The forms of the 2010 Floating Rate Notes, the 2017 Notes and the 2037 Notes are attached as Exhibit 4.1, Exhibit 4.2 and Exhibit 4.3, respectively.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 1.1	Underwriting Agreement dated July 25, 2007

Exhibit 4.1	Form of Floating Rate Notes due July 30, 2010

Exhibit 4.2	Form of 6.125% Notes due August 1, 2017

Exhibit 4.3	Form of 6.625% Notes due August 1, 2037

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIMBERLY-CLARK CORPORATION

Date: July 30, 2007	By:	/s/ Randy J. Vest
Randy J. Vest
Vice President and Controller

EXHIBIT INDEX

Exhibit 1.1	Underwriting Agreement dated July 25, 2007

Exhibit 4.1	Form of Floating Rate Notes due July 30, 2010

Exhibit 4.2	Form of 6.125% Notes due August 1, 2017

Exhibit 4.3	Form of 6.625% Notes due August 1, 2037